UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2017

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On April 11, 2017, Skyline Corporation issued a news release reporting its financial results for the fourth quarter and year ended May 31, 2017. A copy of the news release is attached to this Current Report as Exhibit 99.1.

Item 8.01	Other Events.

On August 3, 2017, the Board of Directors of Skyline Corporation (the “Company”) adopted a resolution, in accordance with Article IV, Section 1 of the Company’s Amended and Restated By-Laws, to reduce the size of the Board from eight to seven members, effective as of the date of the resolution. In this connection, the Board also has reduced the number of director nominees to be elected at the Company’s upcoming 2017 Annual Meeting of Shareholders from eight to seven nominees.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	News release of Skyline Corporation dated August 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: August 11, 2017

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer

Index to Exhibits

99.1	News release of Skyline Corporation dated August 11, 2017